EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of JRjr33, Inc.:

We hereby consent to the incorporation by reference in the Registration Statement on Form S3 (No. 333-200712) of JRjr33, Inc. of our report dated June 27, 2016, relating to the consolidated financial statements and financial statement schedules, which appear in this Form 10-K.

/s/ BDO USA, LLP
BDO USA, LLP
Dallas, TX
October 18, 2017